UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2021

Eloxx Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31326	84-1368850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

480 Arsenal Way, Suite 130, Watertown, MA	02472
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (781) 577-5300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ELOX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 30, 2021, Eloxx Pharmaceuticals, Inc. (the “Company”) entered into a Loan and Security Agreement, dated as of September 30, 2021 (the “Loan Agreement”) by and among (i) Hercules Capital, Inc., a Maryland corporation (“Hercules”), in its capacity as administrative agent, collateral agent, and a lender, (ii) Hercules Capital IV, L.P., (“Hercules IV,” and, together with Hercules, the “Lenders”), as a lender, (iii) the Company, as a borrower, (iv) Zikani Therapeutics, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, as a borrower (“Zikani” and, together with the Company, the “Borrower”), and (v) Eloxx Pharmaceuticals Ltd., an Israeli company and wholly-owned subsidiary of the Company (the “ISR Subsidiary”).

Pursuant to the terms and conditions of the Loan Agreement, the Lenders agreed to extend term loans to the Borrower in an aggregate principal amount of up to $30,000,000, comprised of (i) a tranche 1 advance of $12,500,000 (the “Tranche 1 Advance”), (ii) a tranche 2 advance of $7,500,000 (the “Tranche 2 Advance”) and (iii) a tranche 3 advance of $10,000,000 (the “Tranche 3 Advance”) (collectively, the “Term Loan Advances”), subject to the satisfaction of certain terms and conditions set forth in the Loan Agreement. The Tranche 1 Advance under the Loan Agreement was funded on September 30, 2021. The Tranche 2 Advance is available at the Borrower’s election after the occurrence of certain milestone events relating to data from the Borrower’s clinical trials. The Tranche 2 Advance will remain available for funding until August 15, 2022. The Tranche 3 Advance is available subject to approval by the Lenders’ investment committee in its sole and unfettered discretion. The Tranche 3 Advance will remain available for funding until, initially, April 1, 2023, and (i) upon the occurrence of certain milestone events relating to the Borrower’s receipt of net cash proceeds, October 1, 2023, and (ii) upon the occurrence of certain milestone events relating to the Borrower’s receipt of net cash proceeds and certain milestone events relating to data from the Borrower’s clinical trials, April 1, 2024.

As security for its obligations under the Loan Agreement, each of the Borrower and the ISR Subsidiary granted Hercules as collateral agent, for the benefit of the Lenders, a continuing security interest in substantially all of the assets of the Borrower and the ISR Subsidiary, respectively, subject to certain customary exceptions, including for intellectual property.

Any outstanding principal on the Term Loan Advances will accrue interest at a floating rate equal to the greater of (i) 9.50% per annum and (ii) the sum of 6.25% plus the prime rate, as published in the Wall Street Journal. Interest payments are payable monthly following the funding of a Term Loan Advance. The Company and ISR Subsidiary will be required to make principal payments on the outstanding balance of the Term Loan Advances commencing on April 1, 2023 (the “Term Loan Amortization Date”) in 36 equal monthly instalments, plus interest; provided that if the Company has achieved the milestones described above relating to the availability of the Tranche 3 Advance on or prior to April 1, 2023, then the Term Loan Amortization Date will be automatically extended to October 1, 2023 or April 1, 2024, as applicable. Any amounts outstanding under the Term Loan Advances, if not repaid sooner, are due and payable on April 1, 2025 (the “Maturity Date”). On any date that the Company partially repays the outstanding obligations, the Company shall pay the Lenders a charge equal to 6.55% of the original principal amount.

The Company may prepay the outstanding principal amount of the Term Loan Advances at any time (in whole, but not in part), plus accrued and unpaid interest and a prepayment premium equal to (i) 3% of the principal amount outstanding if prepaid on or prior to the first anniversary of the date of Loan Agreement, (ii) 2% of the principal amount outstanding if prepaid after the first anniversary the date of Loan Agreement but on or prior to the second anniversary of the date of Loan Agreement, and (iii) 1% of the principal amount outstanding if prepaid after the second anniversary of the date of Loan Agreement but on or prior to the Maturity Date.

The Loan Agreement contains customary affirmative and negative covenants which, among other things, limit the Company’s ability to (i) incur additional indebtedness, (ii) pay dividends or make certain distributions, (iii) dispose of its assets, grant liens or encumber its assets or (iv) fundamentally alter the nature of its business. These covenants are subject to a number of exceptions and qualifications.

The Loan Agreement also contains customary events of default, including among other things, the Company’s failure to make any principal or interest payments when due, the occurrence of certain bankruptcy or insolvency events or the Company’s breach of the covenants under the Loan Agreement. Upon the occurrence of an event of default, Hercules may, among other things, accelerate the Company’s obligations under the Loan Agreement.

Item 2.01.	Termination of a Material Definitive Agreement.

On September 30, 2021, in connection with funding under Tranche 1 Advance and pursuant to a Payoff Letter executed September 30, 2021, the Company, Zikani and the ISR Subsidiary, voluntarily prepaid all amounts outstanding under that certain Loan and Security Agreement, dated as of January 30, 2019 (the “Prior Loan Agreement”), by and among (i) Silicon Valley Bank, a California corporation, in its capacity as administrative agent, collateral agent, and a lender, (ii) WestRiver Innovation Lending Fund VIII, L.P., a Delaware limited partnership, as a lender, (iii) the Company, as a borrower, (iv) Zikani, as a co-borrower, and (v) the ISR Subsidiary, as a co-borrower and terminated the Prior Loan Agreement, pursuant to which $6,666,666.60 was outstanding. The Prior Loan Agreement was scheduled to mature on January 1, 2023. In connection with the voluntary prepayment and termination, the Company also paid (i) $66,666.67 in a prepayment premium equal to one percent of the outstanding principal amount of Term Loan Advances (as defined in the Prior Loan Agreement) and (ii) $900,000.00 in a final payment charge equal to six percent of the original principal amount, for a total payoff amount of approximately $7.7 million.

The material terms of the Prior Loan Agreement are described under Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 30, 2019 and which description is incorporated herein by reference. The foregoing description of the Prior Loan Agreement does not purport to be complete and are subject to and qualified in its entirety by reference to the full text of the Prior Loan Agreement, which was filed as Exhibit 10.40 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and filed with the SEC on March 14, 2019 and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding the Company financial obligations under the Loan Agreement is incorporated into this Item 2.03 by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELOXX PHARMACEUTICALS, INC.

Date: October 5, 2021	By:	/s/ Sumit Aggarwal
	Name:	Sumit Aggarwal
	Title:	President and Chief Executive Officer